 Exhibit 99.1

AGREEMENT OF JOINT FILING

The undersigned hereby agree that the statement on Schedule 13D filed herewith (and any amendments thereto), is being filed jointly with the Securities and Exchange Commission pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, on behalf of each such person.

August 14, 2012	MIE HOLDINGS CORPORATION

/s/ Zhang Ruilin
By: ZHANG RUILIN
Its: Chairman

MIE JURASSIC ENERGY CORPORATION

/s/ Zhang Ruilin
By: ZHANG RUILIN
Its: Chairman

FAR EAST ENERGY LIMITED

/s/ Zhang Ruilin
By: ZHANG RUILIN
Its: Chairman

/s/ Zhang Ruilin
By: ZHANG RUILIN

/s/ Zhao Jiangwei
By: ZHAO JIANGWEI